EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Enviva Partners, LP (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John K. Keppler, Chairman, President and Chief Executive Officer of Enviva Partners GP, LLC, the general partner of the Partnership, and Shai Even, Executive Vice President and Chief Financial Officer of Enviva Partners GP, LLC, the general partner of the Partnership, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to his knowledge:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 8, 2018

	By:	/s/ John K. Keppler
		Name:	John K. Keppler
		Title:	Chairman, President and Chief Executive Officer

Date: November 8, 2018

	By:	/s/ SHAI EVEN
		Name:	Shai Even
		Title:	Executive Vice President and Chief Financial Officer